UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

8/2/04

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Item 5. Other Events

On August 2, 2004, Safeco Corporation announced the completion of the sale of its Life & Investments operation, the initiation of tender offers for 8.072% Capital Securities due 2037 and 7.25% Senior Notes due 2012 and the increase of its quarterly dividend to shareholders.

Exhibit 99.1	–	Press release “Safeco Completes Sale of Life & Investment Operation” dated August 2, 2004.

Exhibit 99.2	–	Press release “Safeco Initiates Tender Offers for 8.072% Capital Securities Due 2037 and 7.25% Senior Notes Due 2012” dated August 2, 2004.

Exhibit 99.3	–	Press release “Safeco Increases Dividend to Shareholders” dated August 2, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAFECO CORPORATION
Registrant

Dated: August 2, 2004	/s/ Maurice S. Hebert
Maurice S. Hebert Vice President and Corporate Controller